Date                   October 19, 2004

         Landlord               Sonja Valentina LLC.

         Tenant                 North Valley Bank

         Premises               100 B Street, Suite 110, Santa Rosa, CA

                                Approximatly 3,321 rentable square feet

         Type of Lease          Full Service

         Use                    Bank and other related office uses

         Term                   Five (5) years from Rent Commencement Date

         Option to renew        Two (2) Five (5) year options to renew

         Estimated Lease
         Commencement Date      As of fully executed Lease Agreement

         Rent
         Commencement Date      March 1, 2005

         Initial Base Rent      Monthly:  $2.00 per square foot
                                Annually: $24.00 per square foot

         Annual rental
         increases              Bay area CPI no less than 2% no more than 5%

         Operating Expenses     Tenant's Percentage Share:  6.8%
                                Base Year: 2005

         Security Deposit       None

         Real Estate Broker     Tenants: Orion Partners LTD., Connie Bradley

                                Landlords: Keegan & Coppin Company, Danny Jones

         Address for Notices    Landlord:  Lawrence Commercial Services
                                           2841 Cleveland Ave., Suite B
                                           Santa Rosa, CA  95403 (707) 570-0115

                                Tenant:    North Valley Bank
                                           Attn:  Micheal Cushman, President
                                           300 Park Marina Circle
                                           P.O. Box 994630
                                           Redding, CA  96099-4630

         Tenant Improvements    Landlord to provide $10 per usable square foot.
                                See Lease conditions Addendum item A
                                paragraph 1.

         Exhibits               A Building Plan, B Tenant Improvement Plan,
                                C Commencement Letter, D Rules and Regulations

         Addendum 1 Standard Lease Conditions, 2 Standard lease Disclosure, 3 Agency Disclosure


Signatures:

/s/ MICHAEL J. CUSHMAN  PRES/CEO       /s/ [illegible]
---------------------------------      ----------------------------------------
Tenant   M.J. Cushman                  Landlord

TABLE OF CONTENTS

Section                                                                    Page
-------                                                                    ----

1.       Premises                                                           1
2.       Term                                                               1
3.       Rent                                                               1
4.       Base Rent                                                          2
5.       Additional Rent -
         Annual Rent Adjustments/
         Operating Expenses                                                 2
6.       Proration of Rent                                                  3
7.       Tenant Improvements                                                3
8.       Use of the Premises                                                3
9.       Alterations                                                        4
10.      Repairs                                                            4
11.      Damage or Destruction                                              4
12.      Eminent Domain                                                     5
13.      Indemnity and Insurance                                            5
14.      Assignment or Sublet                                               6
15.      Default                                                            6
16.      Landlord's Right to Perform Tenant's
         Covenants                                                          8
17.      Security Deposit                                                   8
18.      Surrender of Premises                                              8
19.      Holding Over                                                       8
20.      Access to Premises                                                 8
21.      Signs                                                              9
22.      Waiver of Subrogation                                              9
23.      Subordination                                                      9
24.      Transfer of the Property                                           9
25.      Estoppel Certificates                                             10
26.      Mortgagee Protection                                              10
27.      Attorneys' Fees                                                   10
28.      Brokers                                                           10
29.      Utilities and Services                                            10
30.      Tenant Placement                                                  11
31.      Acceptance                                                        11
32.      Use of Building Name                                              11
33.      Recording                                                         11
34.      Quitclaim                                                         11
35.      Notices                                                           11
36.      Landlord's Exculpation                                            11
37.      General                                                           12
         Signatures                                                        13

THIS LEASE, which is effective as of the date set forth in the Basic Lease Information, is entered by Landlord and Tenant, as set forth in the Basic Lease Information. Terms which are capitalized in this Lease shall have the meanings set forth in the Basic Lease Information.

1.  Premises.

    Landlord leases to Tenant, and Tenant leases from Landlord, the Premises described in the Basic Lease Information, together with the right in common to use the Common Areas of the Building and the Property (as shown in Exhibit A). The Common Areas shall mean the areas and facilities within the Building and the Property provided and designated by Landlord for the general use, convenience or benefit of Tenant and other tenants and occupants of the Building (e.g., restrooms; janitorial, telephone and electrical closets; and unreserved parking areas).

2.  Term.

    a. Lease Term. The Term of this Lease shall commence on the Commencement Date (as defined in Subsection 2.b.) and, unless terminated on an earlier date in accordance with the terms of this Lease, shall extend for the period (i.e., Term) specified in the Basic Lease Information.

    b. Commencement Date. The "Commencement Date" of this Lease shall be the earliest to occur of the following, as reasonably determined by
         Landlord: (i) the date the applicable local government authority (e.g., the city in which the Building is located) approves the improvements ("Improvements") which Landlord is to construct pursuant to Exhibit B, as evidenced by a final signed-off building permit or certificate of occupancy for the Improvements; (ii) the date Landlord's contractor certifies that the Improvements have been substantially completed (except for punch list items); (iii) the date Tenant occupies the Premises; or (iv) the date the Commencement Date would have occurred but for Tenant delays, as described in Exhibit B.

    c. Premises Not Delivered. If, for any reason, Landlord cannot deliver possession of the Premises to Tenant by the Estimated Commencement Date (as set forth in the Basic Lease Information), (i) Tenant shall not be obligated to pay Rent until the Commencement Date; (ii) the Term shall not be extended; (iii) the failure shall not affect the validity of this Lease, or the obligations of Tenant under this Lease; and (iv) Landlord shall not be subject to any liability.

    d. Commencement Date Memorandum. When the Commencement Date is determined, the parties shall execute a Commencement Date Memorandum, in the form attached hereto as Exhibit C, setting forth the Commencement Date and the expiration date ("Expiration Date") of this Lease.

    e. Early Entry. If Tenant is permitted to enter the Premises prior to the Commencement Date for the purposes of fixturing or any purpose other than occupancy permitted by Landlord, the entry shall be subject to all the terms and provisions of this Lease, except that the payment of Rent shall commence as of the Commencement Date.

3.  Rent.

    As used in this Lease, the term "Rent" shall include: (i) the Base Rent;
    (ii) Tenant's Percentage Share of the total dollar increase, if any, in the Operating Expenses paid or incurred by Landlord during the calendar year over the Operating Expenses paid or incurred by Landlord during the Base Year (as set forth in the Basic Lease Information), and (iii) all other amounts which Tenant is obligated to pay under the terms of this Lease. All amounts of money payable by Tenant to Landlord shall be paid without prior notice or demand, deduction or offset. If any installment of Rent is not paid by the fifth (5th) day of the month, Tenant shall pay to Landlord a late payment charge equal to five percent (5%) of the amount of the delinquent installment, in addition to the installment of Rent then owing, regardless of whether a notice of default or notice of termination has been given by Landlord. In addition to the five percent (5%) late charge, any Rent or other amounts owing hereinunder which are not paid within five (5) days after the date they are due shall thereafter bear interest at the rate ("Interest Rate") which is the lesser of eighteen percent (18%) per annum or the maximum rate permitted by law.

4.  Base Rent.

    a. Initial Base Rent. Tenant shall pay Base Rent to Landlord (or other entity designated by Landlord), in advance, on the first day of each calendar month of the Term, at Landlord's address for notices (as set forth in the Basic Lease Information) or at such other address as Landlord may designate. The Initial Base Rent shall be the amount set forth in the Basic Lease Information. Upon executing this Lease, Tenant shall pay an amount equal to the monthly Base Rent stated on the Basic Lease Information, which shall be credited against the Base Rent due at the beginning of the Term.

    b. CPI Adjustment. The Initial Base Rent shall be increased if, at the commencement of the second lease year of the Term, the Consumer Price Index ("CPI") for All Urban Consumers, All Items, for the San Francisco-Oakland Metropolitan Area (1982 - 84 = 100), as published by the Bureau of Labor Statistics of the U.S. Department of Labor ("Bureau"), increases over the base period index not below 2% and not to exceed 5% ("Base Period Index"). The then existing Base Rent shall be increased at the commencement of each lease year thereafter if the CPI increases over the Base Period Index. The Base Period Index shall be the CPI for the calendar month which is four (4) months prior to the month in which this Lease commences. The Base Period Index shall be compared with the CPI for the same calendar month for each subsequent year ("Comparison Month"). If the CPI for any Comparison Month is higher than the Base Period Index, then the Base Rent (i.e., the Initial Base Rent for the first lease year and the then existing Base Rent for each subsequent lease year) shall be increased by the identical percentage commencing with the next anniversary of the commencement of this Lease. In no event shall the Base Rent be less than the (Initial) Base Rent for the year immediately preceding the adjustment. By way of illustration only, if the Term commences in June, 1988, then the Base Period Index is the CPI for February, 1988 (assume 150.0), and the February, 1988 CPI shall be compared to the CPI for February, 1989 (assume 165.0). Because the CPI for February, 1989 is ten percent (10%) higher than the CPI for February, 1988, commencing June, 1989, the Initial Base Rent shall be increased by ten percent (10%). If the Bureau discontinues the publication of the CPI, publishes it less frequently or alters the CPI in any manner, Landlord shall adopt a substitute CPI or procedure which Landlord feels reasonably reflects and monitors consumer prices.

5.  Additional Rent - Annual Rent Adjustments/Operating Expenses.

    a. Increase in Operating Expenses. Rent shall include Tenant's Percentage Share of the total dollar increase, if any, in the Operating Expenses paid or incurred by Landlord during the calendar year over the Operating Expenses paid or incurred by Landlord during the Base Year.

    b. Operating Expenses. The term "Operating Expenses" shall include all reasonable expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership and operation of the Building, Common Areas and Premises, surrounding property and supporting facilities. Operating Expenses shall include, without limitation, the following: (i) all impositions relating to the Building, Common Areas and Premises, including the Real Property Taxes (as defined in Section 5.d.); (ii) premiums for insurance relating to the Building, Common Areas and Premises as set forth in Sections 13.b., 13.d. and 13.i.; (iii) wages, salaries and related expenses and benefits of all on-site and off-site employees engaged in operation, maintenance and security; (iv) all supplies, materials and equipment rental used in operations; (v) all maintenance, janitorial, security and service costs; (vi) a management cost recovery; (vii) legal and accounting expenses, including the cost of audits by certified public accountants; (viii) repairs, replacements and general maintenance (excluding those paid for by proceeds of insurance or other parties, and alterations attributable solely to other tenants of the Building; (ix) all maintenance costs relating to the Building and Common Areas, including sidewalks, landscaping, service areas, mechanical rooms, parking areas, Building exterior and driveways; (x) amortization of the capital improvements to the extent the capital improvements reduce other Operating Expenses or to the extent that they are required by governmental authorities; (xi) all other operating, management and other expenses incurred by Landlord in connection with operation of the Building and Common Areas; (xii) all charges for heat, water, gas, electricity and other utilities used or consumed in the Building and Common Areas, entranceways, sidewalks, etc.; and (xiii) ground rent payments, if any.

    c. Monthly Increments; Adjustment. Prior to the commencement of each of Landlord's accounting years (calendar years), Landlord shall estimate the amount not to exceed 5% (excluding Real estate Tax) of the Operating Expenses payable by Tenant for the next accounting year pursuant to this Section. Tenant shall pay to Landlord, on the first of each month, in advance, one-twelfth (1/12) of Landlord's estimate. Within ninety (90) days after (or as soon thereafter as possible) the close of each accounting year, Landlord shall provide Tenant with a statement to account for any difference between the actual and the estimated Operating Expenses for the previous year. If Tenant has overpaid the amount of Operating Expenses owing pursuant to this Section, Landlord shall credit the overpayment to Tenant within thirty
         (30) days after Tenant's receipt of Landlord's statement; provided, however, that the Rent owed by Tenant shall never be less than the Base Rent stated in Section 4. If Tenant has underpaid the amount of Operating Expenses owing pursuant to this Section, Tenant shall pay the amount of the underpayment to Landlord, as Additional Rent, within thirty (30) days after Tenant's receipt of Landlord's statement. If less than one hundred percent (100%) of the rentable area of the Building is occupied, Operating Expenses shall be adjusted to equal Landlord's reasonable estimate of Operating Expenses if ninety five percent (95%) of the total rentable area of the Building were occupied.

    d. Definition of Real Property Taxes. The term "Real Property Taxes" shall mean any ordinary or extraordinary form of assessment or special assessment, license fee, rent tax, levy, penalty (if a result of Tenant's delinquency), or tax, other than net income, estate, succession, inheritance, transfer or franchise taxes, imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government for any maintenance or improvement or other district or division thereof. The term shall include all transit charges, housing fund assessments, real estate taxes and all other taxes relating to the Premises, Building and/or Property, all other taxes which may be levied in lieu of real estate taxes, all assessments, assessment bonds, levies, fees, and other governmental charges (including, but not limited to, charges for traffic facilities, improvements, child care, water services studies and improvements, and fire services studies and improvements) for amounts necessary to be expended because of governmental orders, whether general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind and nature for public improvement, services, benefits or any other purposes which are assessed, levied, confirmed, imposed or become a lien upon the Premises, Building or Property or become payable during the Term.

    e. Acknowledgement of Parties. It is acknowledged by Landlord and Tenant that Proposition 13 was adopted by the voters of the State of California in the June, 1978 election, and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such purposes as fire protection, street, sidewalk, road, utility construction and maintenance, refuse removal and for other governmental services which formerly may have been provided without charge to property owners or occupants. It is the intention of the parties that all new and increased assessments, taxes, fees, levies and charges due to Proposition 13 or any other cause are to be included within the definition of Real Property Taxes for purposes of this Lease.

    f. Taxes on Tenant Improvements and Personal Property. Notwithstanding any other provision hereof, Tenant shall pay the full amount of any increase in Real Property Taxes during the Term resulting from any and all alterations and tenant improvements of any kind whatsoever placed in, on or about the Premises for the benefit of, at the request of, or by Tenant. Tenant shall pay, prior to delinquency, all taxes assessed or levied against Tenant's personal property in, on or about the Premises. When possible, Tenant shall cause its personal property to be assessed and billed separately from the real or personal property of Landlord.

6.  Proration of Rent.

    If the Commencement Date is not the first day of the month, or if the end of the Term is not the last day of the month, Rent shall be prorated on a monthly basis for the fractional month during the month which this Lease commences or terminates. The termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to Subsection 5.c. which are to be performed after the termination.

7.  Tenant Improvements.

    Landlord agrees to construct within the Premises certain improvements to the Premises ("Tenant Improvements") pursuant to the terms of Exhibit B.

8.  Use of the Premises.

    a. Use. The Premises shall be used solely for the use set forth in the Basic Lease Information and for no other use.

    b. Rules and Regulations. Tenant shall comply with the Rules and Regulations attached hereto as Exhibit D.

    C. Compliance. Tenant, at its sole cost and expense, shall promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which hereinafter may be in force, with the requirements of any board of fire underwriters or other similar board now or hereafter constituted, with any direction or occupancy certificate issued pursuant to any law by any public officer or officers, as well as the provisions of all recorded documents affecting the Premises, insofar as any thereof relate to or affect the condition, use or occupancy of the Premises.

9.  Alterations.

    a.   Permitted Alterations. Tenant shall give Landlord not less than ten
         (10) days' notice of any alteration Tenant desires to make to the Premises. Tenant shall not make any alteration in, on or about the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Tenant shall comply with all rules, laws, ordinances and requirements at the time Tenant makes any alteration and shall deliver to Landlord a complete set of "as built" plans and specifications for each alteration. Tenant shall be solely responsible for maintenance and repair of all alterations made by Tenant. As used in this Section 9, the term "alteration" shall include any alteration, addition or improvement.

    b. Liens. If, because of any act or omission of Tenant or anyone claming by, through, or under Tenant, any mechanic's lien or other lien is filed against the Premises, the Building, the Property or against other property of Landlord (whether or not the lien is valid or enforceable), Tenant shall, at its own expense, cause it to be discharged of record within a reasonable time, not to exceed thirty (30) days, after the date of the filing. In addition, Tenant shall defend and indemnify Landlord and hold it harmless from any and all claims, losses, damages, judgments, settlements, costs and expenses, including attorneys' fees, resulting from the lien.

    c. Ownership of Alterations. Any alteration made by Tenant shall immediately become Landlord's property. Except as provided in Subsection 9.d., Landlord may require Tenant, at Tenant's sole expense and by the end of the Term, to remove any alterations made by Tenant and to restore the Premises to its condition prior to the alteration.

    d. Request Regarding Removal Obligation. At the time that Tenant requests Landlord's consent to any alteration, Tenant may request that Landlord notify Tenant if Landlord will require Tenant, at Tenant's sole expense, to remove any or all of the alteration by the end of the Term, and to restore the Premises to its condition prior to the alteration.

10. Repairs.

    Tenant, at all times during the Term and at Tenant's sole cost and expense, shall keep the Premises and every part thereof in good condition and repair; ordinary wear and tear, damage thereto not caused by Tenant, damage by fire, earthquake, acts of God or the elements excepted. Tenant hereby waives all right to make repairs at the expense of Landlord or in lieu thereof to vacate the Premises as provided in California Civil Code Section 1942 or any other law, statute or ordinance now or hereafter in effect. Landlord to be responsible for repairs to the Premises described in Section 5.b. "Operating Expenses".

11. Damage or Destruction.

    a. Landlord's Obligation to Rebuild. If the Premises are damaged or destroyed, Landlord shall promptly and diligently repair the Premises unless Landlord has the option to terminate this Lease as provided herein, and Landlord elects to terminate.

    b. Right to Terminate. Landlord and Tenant each shall have the option to terminate this Lease if the Premises or the Building is destroyed or damaged by fire or other casualty, regardless of whether the casualty is insured against under this Lease, if Landlord reasonably determines that the repair of the Premises or the Building cannot be completed within two hundred seventy (270) days after the casualty. If a party desires to exercise the right to terminate this Lease as a result of a casualty, the party shall exercise the right by giving the other party written notice of its election to terminate within thirty (30) days after the damage or destruction, in which event this Lease shall terminate fifteen (15) days after the date of the notice. If neither Landlord nor Tenant exercises the right to terminate this Lease, Landlord shall promptly commence the process of obtaining necessary permits and approvals, and shall commence repair of the Premises or the Building as soon as practicable and thereafter prosecute the repair diligently to completion, in which event this Lease shall continue in full force and effect.

    c. Limited Obligation to Repair. Landlord's obligation, should Landlord elect or be obligated to repair or rebuild, shall be limited to the Building shell and any tenant improvements which are constructed and paid for by Landlord pursuant to Exhibit B. Tenant, at its option and expense, shall replace or fully repair all trade fixtures, equipment and other improvements installed by Tenant and existing at the time of the damage or destruction.

    d. Abatement of Rent. In the event of any damage or destruction or mechanical failure not created by Landlords negligence to the Premises which does not result in termination of this Lease, the Base Rent shall be temporarily abated proportionately to the degree the Premises are untenantable as a result of the damage or destruction, commencing from the date of the damage or destruction and continuing during the period required by Landlord to substantially complete its repair and restoration of the Premises; provided, however, that nothing herein shall preclude Landlord from being entitled to collect the full amount of any rent loss insurance proceeds. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the Premises, damage to Tenant's personal property or any inconvenience occasioned by any damage, repair or restoration. Tenant hereby waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the California Civil Code, and the provisions of any similar law hereafter enacted.

    e. Damage Near End of Term and Extensive Damage. In addition to the rights to termination under Sub-section 11.b., Landlord shall have the right to cancel and terminate this Lease as of the date of the occurrence of destruction or damage if the Premises or the Building is substantially destroyed or damaged (i.e., there is damage or destruction which Landlord determines would require more than six [6] months to repair) and made untenantable during the last twelve (12) months of the Term. Landlord shall give notice of its election to terminate this Lease under this Subsection ll.e. within thirty (30) days after Landlord determines that the damage or destruction would require more than six
         (6) months to repair. If Landlord does not elect to terminate this Lease, the repair of the damage shall be governed by Subsection 11.a. or 11.b., as the case may be.

    f. Insurance Proceeds. If this Lease is terminated, Landlord may keep all the insurance proceeds resulting from the damage, except for those proceeds which specifically insured Tenant's personal property and trade fixtures.

12. Eminent Domain.

    If all or any part of the Premises is taken for public or quasi-public use by a governmental authority under the power of eminent domain or is conveyed to a governmental authority in lieu of such taking, and if the taking or conveyance causes the remaining part of the Premises to be untenantable and inadequate for use by Tenant for the purpose for which they were leased, then Tenant, at its option and by giving notice within thirty (30) days after the taking, may terminate this Lease as of the date Tenant is required to surrender possession of the Premises. If a part of the Premises is taken or conveyed but the remaining part is tenantable and adequate for Tenant's use, then this Lease shall be terminated as to the part taken or conveyed as of the date Tenant surrenders possession; Landlord shall make such repairs, alterations and improvements as may be necessary to render the part not taken or conveyed tenantable; and the Rent shall be reduced in proportion to the part of the Premises taken or conveyed. All compensation awarded for the taking or conveyance shall be the property of Landlord without any deduction therefrom for any estate of Tenant, and Tenant hereby assigns to Landlord all its right, title and interest in and to the award. Tenant shall have the right, however, to recover from the governmental authority, but not from Landlord, such compensation as may be awarded to Tenant on account of the interruption of Tenant's business, moving and relocation expenses and removal of Tenant's trade fixtures and personal property.

13. Indemnity and Insurance.

    a. Indemnity. Except for Lessor's gross negligence or willful misconduct, Tenant shall be responsible for, shall insure against, and shall indemnify Landlord and its constituent parts and hold them harmless from, any and all liability for any loss, damage or injury to person or property occurring in, on or about the Premises, and Tenant hereby releases Landlord and its constituent parts from any and all liability for the same. Tenant's obligation to indemnify Landlord and its constituent parts hereunder shall include the duty to defend against any claims asserted by reason of any loss, damage or injury, and to pay any judgments, settlements, costs, fees and expenses, including attorneys' fees, incurred in connection therewith.

    b. Fire and Extended Coverage. Landlord shall procure and maintain in full force and effect with respect to the Building a policy or policies of all risk insurance in an amount equal to at least ninety percent (90%) of the full insurance replacement value thereof.

    c. Public Liability. Tenant, at its own cost and expense, shall keep and maintain in full force and effect during the Term a policy or policies of comprehensive public liability insurance, written by an insurance company approved by Landlord, in the form customary to the locality, insuring Tenant's activities with respect to the Premises and/or the Building against loss, damage or liability for personal injury or death of any person or loss or damage to property occurring in, upon or about the Premises, covering bodily injury in the amounts of One Million Dollars ($1,000,000) per person and One Million Dollars ($1,000,000) per occurrence, and covering property damage in the amount of Five Hundred Thousand Dollars ($500,000); provided, however, that if, at any time during the Term, Tenant shall have in full force and effect a blanket policy of public liability insurance with the same coverage for the Premises as described above, as well as coverage of other premises and properties of Tenant, or in which Tenant has some interest, the blanket insurance shall satisfy the requirement hereof.

    d. Rental Abatement Insurance. Landlord may keep and maintain in full force and effect during the Term rental abatement insurance against abatement or loss of Rent in case of fire or other casualty, in an amount at least equal to the amount of Rent payable by Tenant during one (1) year of the Term, as reasonably determined by Landlord.

    e. Insurance Certificates. Tenant shall furnish to Landlord, upon the Commencement Date and thereafter within thirty (30) days prior to the expiration of each policy, a certificate of insurance issued by the insurance carrier of each policy of insurance carried by Tenant pursuant to this Section 13. The certificates shall expressly provide that the policies shall not be cancelable or subject to reduction of coverage or otherwise be subject to modification except after thirty
         (30) days' prior written notice to the parties named as insured. Landlord, its successors and assigns, and any nominee of Landlord holding any interest in the Premises, including, without limitation, any ground lessor or the holder of any fee or leasehold mortgage, shall be named as an insured under each policy of insurance maintained by Tenant pursuant to this Lease.

    f. Tenant's Failure. Tenant's failure to maintain any insurance required by this Lease, shall be a default hereunder, and Tenant shall be liable for any loss or costs resulting from the failure.

    g. Waiver of Subrogation. Any policy or policies of fire, extended coverage or similar casualty insurance which either party obtains in connection with the Premises, or Tenant's personal property therein, shall include a clause or endorsement denying the insurer any rights of subrogation against the other party to the extent rights have been waived by the insured prior to the occurrence of injury or loss. Landlord and Tenant each waives any rights of recovery against the other for injury or loss due to hazards covered by insurance containing a waiver of subrogation clause or endorsement to the extent the injury or loss is covered thereby.

    h. Tenant's Property and Fixtures. Tenant shall assume the risk of theft or damage to any furniture, equipment, machinery, goods, supplies or fixtures which are or remain the property of Tenant, or as to which Tenant retains the right of removal from the Premises.

    i. Earthquake and Flood Insurance. In addition to any other insurance policies carried by Landlord in connection with the Building, Landlord may elect to procure and maintain in full force and effect during the Term with respect to the Building a policy of earthquake/volcanic action and flood and/or surface water insurance, including rental value insurance against abatement or loss of rent in the case of damage or loss covered under the earthquake/volcanic and flood and/or surface water insurance, in an amount equal to one hundred percent (100%) of the full insurance replacement value (including debris removal and demolition) of the Building.

14. Assignment or Sublet.

    If Tenant desires to assign this Lease or to sublet the Premises, or any part thereof, Tenant shall give to Landlord written notice of its intent at least sixty (60) days in advance of the date on which Tenant desires to assign or sublet the Premises. Landlord shall have thirty (30) days after receipt of Tenant's written notice within which to notify Tenant in writing that Landlord elects to (i) terminate this Lease as to that portion of the Premises to be assigned or sublet, in which event Tenant will be relieved of all further obligation hereunder as to the space; (ii) permit Tenant to assign this Lease or sublet the Premises, subject, however, to written approval of the proposed assignee or subtenant by Landlord, and further subject to the requirement that Tenant enter into written agreements with Landlord and the assignee or subtenant requiring that seventy-five percent (75%) of the excess moneys due to Tenant under the assignment or sublet over the Rent to be required to be paid by Tenant hereunder shall be paid to Landlord; or (iii) refuse to consent to Tenant's assignment or sublet and to continue this Lease in full force and effect as to the entire Premises. Landlord's consent to any Assignment or Sublet shall not be unreasonably withheld. If Landlord fails to notify Tenant in writing of its election within the thirty (30) day period, Landlord shall be deemed to have elected the option set forth in Subsection (iii) hereof. No consent by Landlord to any assignment or sublet shall be deemed to be a consent to a use not permitted under this Lease, to any act in violation of this Lease or to any subsequent assignment or sublet. No assignment or sublet by Tenant shall relieve Tenant of any obligation under this Lease. Any attempted assignment or sublet by Tenant in violation of the terms and covenants of this Section shall be void.

15. Default.

    a. Tenant's Default. At the option of Landlord, a material breach of this Lease by Tenant shall exist if any of the following events (severally, "Event of Default"; collectively, "Events of Default") shall occur: (i) if Tenant shall have failed to pay Rent, including Tenant's Percentage Share of increased Operating Expenses, or any other sum required to be paid hereunder when due, together with interest at the Interest Rate, from the date the amount became due through the date of payment, inclusive; (ii) if Tenant shall have failed to perform any term, covenant or condition of this Lease except those requiring the payment of money, and Tenant shall have failed to cure the breach within fifteen (15) days after written notice from Landlord if the breach could reasonably be cured within the fifteen (15) day period; provided, however, if the failure could not reasonably be cured within the fifteen (15) day period, then Tenant shall not be in default unless it has failed to promptly commence and thereafter continue to make diligent and reasonable efforts to cure the failure as soon as practicable as reasonably determined by Landlord; (iii) if Tenant shall have assigned its assets for the benefit of its creditors; (iv) if the sequestration of, attachment of, or execution on, any material part of the property of Tenant or on any property essential to the conduct of Tenant's business shall have occurred, and Tenant shall have failed to obtain a return or release of the property within thirty (30) days thereafter, or prior to sale pursuant to any sequestration, attachment or levy, whichever is earlier; (v) if Tenant shall have failed to continuously and uninterruptedly conduct its business in the Premises, or shall have abandoned or vacated the Premises; (vi) if a court shall have made or entered any decree or order adjudging Tenant to be insolvent, or approving as properly filed a petition seeking reorganization of Tenant, or directing the winding up or liquidation of Tenant, and the decree or order shall have continued for a period of thirty (30) days; (vii) if Tenant shall make or suffer any transfer which constitutes a fraudulent or otherwise avoidable transfer under any provision of the federal Bankruptcy Laws or any applicable state law; or (viii) if Tenant shall have failed to comply with the provisions of Sections 23 or 25 of this Lease. An Event of Default shall constitute a default under this Lease.

    b. Remedies Upon Tenant's Default. Upon an Event of Default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law, equity, statute or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

         (i) Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to collect Rent when due. During the period Tenant is in default, Landlord may enter the Premises and relet it, or any part of it, to third parties for Tenant's account, provided that any Rent in excess of the Rent due hereunder shall be payable to Landlord. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, brokers' commissions, expenses of cleaning and redecorating the Premises required by the reletting and like costs. Reletting may be for a period shorter or longer than the remaining Term of this Lease. Tenant shall pay to Landlord the Rent and other sums due under this Lease on the dates the Rent is due, less the Rent and other sums Landlord receives from any reletting. No act by Landlord allowed by this Subsection
                  (i) shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease.

         (ii) Landlord may terminate Tenant's right to possession of the Premises at any time by giving written notice to that effect. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. On termination, Landlord shall have the right to remove all personal property of Tenant and store it at Tenant's cost and to recover from Tenant as damages: (a) the worth at the time of award of unpaid Rent and other sums due and payable which had been earned at the time of termination; plus (b) the worth at the time of award of the amount by which the unpaid Rent and other sums due and payable which would have been payable after termination until the time of award exceeds the amount of the Rent loss that Tenant proves could have been reasonably avoided; plus (c) the worth at the time of award of the amount by which the unpaid Rent and other sums due and payable for the balance of the Term after the time of award exceeds the amount of the Rent loss that Tenant proves could be reasonably avoided; plus (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord: (1) in retaking possession of the Premises, including reasonable attorneys' fees and costs therefor; (2) maintaining or preserving the Premises for reletting to a new tenant, including repairs or alterations to the Premises for the reletting; (3) leasing commissions; (4) any other costs necessary or appropriate to relet the Premises; and (5) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of California.

                  The "worth at the time of award" of the amounts referred to in Subsections (ii)(a) and (ii)(b) is computed by allowing interest at the lesser of eighteen percent (18%) per annum or the maximum rate permitted by law, on the unpaid Rent and other sums due and payable from the termination date through the date of award. The "worth at the time of award" of the amount referred to in Subsection (ii)(c) is computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, if Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder.

    c. Landlord's Default. Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by Landlord hereunder unless and until Landlord his failed to perform the obligation within thirty (30) days after receipt of written notice by Tenant to Landlord specifying wherein Landlord has failed to perform the obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if Landlord shall commence the performance within the thirty (30) day period and thereafter shall diligently prosecute the same to completion. Landlord shall use it's best efforts to perform any obligation within fifteen (15) days after receipt of written notice.

16. Landlord's Right to Perform Tenant's Covenants.

    If Tenant shall at any time fail to make any payment or perform any other act on its part to be made or performed under this Lease, Landlord may, but shall not be obligated to, make the payment or perform any other act to the extent Landlord may deem desirable and, in connection therewith, pay expenses and employ counsel. Any payment or performance by Landlord shall not waive or release Tenant from any obligations of Tenant under this Lease. All sums so paid by Landlord, and all penalties, interest and costs in connection therewith, shall be due and payable by Tenant on the next day after any payment by Landlord, together with interest thereon at the Interest Rate, from that date to the date of payment thereof by Tenant to Landlord, plus collection costs and attorneys' fees. Landlord shall have the same rights and remedies for the nonpayment thereof as in the case of default in the payment of Rent.

17. Security Deposit.

    Tenant has deposited with Landlord the Security Deposit, in the amount specified in the Basic Lease Information, as security for the full and faithful performance of every provision of this Lease to be performed by Tenant. If Tenant defaults with respect to any provision of this Lease, Landlord may use, apply or retain all or any part of the Security Deposit for the payment of any Rent or other sum in default, for the payment of any amount which Landlord may expend or become obligated to expend by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is used or applied, Tenant shall deposit with Landlord, within ten (10) days after written demand therefor, cash in an amount sufficient to restore the Security Deposit to its original amount. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit.

18. Surrender of Premises.

    By taking possession of the Premises, Tenant shall be deemed to have accepted the Premises, Building, and the Property in good, clean and completed condition and repair, subject to all applicable laws, codes and ordinances. On the expiration or early termination of this Lease, Tenant shall surrender the Premises to Landlord in its condition as of the Commencement Date, normal wear and tear excepted. Tenant shall remove from the Premises all of Tenant's personal property, trade fixtures and any alterations required to be removed pursuant to Section 9 of this Lease. Tenant shall repair damage or perform any restoration work required by the removal. If Tenant fails to remove any personal property, trade fixtures or alterations after the end of the Term, Landlord may remove the property and store it at Tenant's expense, including interest at the Interest Rate. If the Premises are not so surrendered at the termination of this Lease, Tenant shall indemnify Landlord against all loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant, losses to Landlord due to lost opportunities to lease to succeeding tenants, and attorneys' fees and costs.

19. Holding Over.

    If Tenant remains in possession of all or any part of the Premises after the expiration of the Term or the termination of this Lease, the tenancy shall be month-to-month only and shall not constitute a renewal or extension for any further term. In such event, Base Rent shall be increased in an amount equal to one hundred twenty five percent (125%) of the Base Rent during the last month of the Term (including any extensions), and any other sums due under this Lease shall be payable in the amount, and at the times, specified in this Lease. The month-to-month tenancy shall be subject to every other term, condition, covenant and agreement contained in this Lease and Tenant shall vacate the Premises immediately upon Landlord's request.

20. Access to Premises.

    Tenant shall permit Landlord and its agents to enter the Premises at all reasonable times, to inspect the Premises; to post Notices of Nonresponsibility and similar notices and to show the Premises to interested parties such as prospective mortgagors, purchasers and tenants; to make necessary alterations, additions, improvements or repairs either to the Premises, the Building, or other premises within the Building; and to discharge Tenant's obligations hereunder when Tenant has failed to do so within a reasonable time after written notice from Landlord. The above rights are subject to reasonable security regulations of Tenant, and to the requirement that Landlord shall at all times act in a manner to cause the least possible interference with Tenant's operations.

21. Signs.

    The size, design, color, location and other physical aspects of any sign in or on the Building shall be subject to the Rules, Landlord's approval prior to installation, and to any appropriate municipal or other governmental approvals. The costs of any permitted sign, and the costs of its installation, maintenance and removal, shall be at Tenant's sole expense and shall be paid within ten (10) days of Tenant's receipt of a bill from Landlord for the costs. Provided, however, that Landlord, at Landlord's sole cost and expense shall provide building standard suite signage to Tenant.

22. Waiver of Subrogation.

    Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each hereby waives and releases the other of and from any and all rights of recovery, claim, action or cause of action against the other, its subsidiaries, directors, agents, officers and employees, for any loss or damage that may occur in the Premises, the Building or the Property; to improvements to the Building or personal property (building contents) within the Building; or to any furniture, equipment, machinery, goods and supplies not covered by this Lease which Tenant may bring or obtain upon the Premises or any additional improvements which Tenant may construct on the Premises by reason of fire, the elements or any other cause which is required to be insured against under this Lease, regardless of cause or origin, including negligence of Landlord or Tenant and their agents, subsidiaries, directors, officers and employees, to the extent insured against under the terms of any insurance policies carried by Landlord or Tenant and in force at the time of any such damage, but only if the insurance in question permits such a partial release in connection with obtaining a waiver of subrogation from the insurer. Because this Section 22 will preclude the assignment of any claim mentioned in it by way of subrogation or otherwise to an insurance company or any other person, each party to this Lease agrees immediately to give to each of its insurance companies written notice of the terms of the mutual waivers contained in this

    Section 22 and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of the mutual waivers contained in this Section 22.

23. Subordination.

    a. Subordinate Nature. Except as provided in Subsection b., this Lease is subject and subordinate to all ground and underlying leases, mortgages and deeds of trust which now or may hereafter affect the Property, the Building or the Premises, to the CC&R's, and to all renewals, modifications, consolidations, replacements and extensions thereof. Within ten (10) days after Landlord's written request, Tenant shall execute any and all documents required by Landlord, the lessor under any ground or underlying lease ("Lessor"), or the holder or holders of any mortgage or deed of trust ("Holder") to make this Lease subordinate to the lien of any lease, mortgage or deed of trust, as the case may be.

    b. Possible Priority of Lease. If a Lessor or a Holder advises Landlord that it desires or requires this Lease to be prior and superior to a lease, mortgage or deed of trust, Landlord may notify Tenant. Within seven (7) days of Landlord's notice, Tenant shall execute, have acknowledged and deliver to Landlord any and all documents or instruments, in the form presented to Tenant, which Landlord, Lessor or Holder deems necessary or desirable to make this Lease prior and superior to the lease, mortgage or deed of trust.

    c. Recognition or Attornment Agreement. If Landlord or Holder requests Tenant to execute a document subordinating this Lease, the document shall provide that, so long as Tenant is not in default, Lessor or Holder shall agree to enter into either a recognition or attornment agreement with Tenant, or a new lease with Tenant upon the same terms and conditions as to possession of the Premises, which shall provide that Tenant may continue to occupy the Premises so long as Tenant shall pay the Rent and observe and perform all the provisions of this Lease to be observed and performed by Tenant.

24. Transfer of the Property.

    Upon transfer of the Property and assignment of this Lease, Landlord shall be entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease occurring after the consummation of the transfer and assignment, and from all liability for the Security Deposit. Tenant shall attorn to any entity purchasing or otherwise acquiring the Premises at any sale or other proceeding.

25. Estoppel Certificates.

    Within ten (10) days following written request by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate, in the form prepared by Landlord. The certificate shall: (i) certify that this Lease is unmodified and in full force and effect or, if modified, state the nature of the modification and certify that this Lease, as so modified, is in full force and effect, and the date to which the Rent and other charges are paid in advance, if any; (ii) acknowledge that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or if there are uncured defaults on the part of the Landlord, state the nature of the uncured defaults, and (iii) evidence the status of this Lease as may be required either by a lender making a loan to Landlord to be secured by deed of trust or mortgage covering the Premises or a purchaser of the Property from Landlord.

26. Mortgagee Protection.

    In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage covering the Property and shall offer the beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Property or the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure.

27. Attorneys' Fees.

    If either party shall bring any action or legal proceeding for damages for an alleged breach of any provision of this Lease, to recover rent or other sums due, to terminate the tenancy of the Premises or to enforce, protect or establish any term, condition or covenant of this Lease or right of either party, the prevailing party shall be entitled to recover, as a part of the action or proceedings, or in a separate action brought for that purpose, reasonable attorneys' fees and court costs as may be fixed by the court or jury. The prevailing party shall be the party which secures a final judgment in its favor.

28. Brokers.

    Tenant warrants and represents that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except for any brokers(s) specified in the Basic Lease Information, and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. Tenant shall indemnify and hold harmless Landlord from and against any and all liabilities or expenses arising out of claims made by any other broker or individual for commissions or fees resulting from this Lease.

29. Utilities and Services.

    Provided that there has been no Event of Default, Landlord agrees to furnish, or cause to be furnished, to the Premises the utilities and services described in the standards for Utilities and Services, set forth in Exhibit E, subject to the conditions and in accordance with the standards set forth therein. Landlord shall not be liable for, and Tenant shall not be entitled to any abatement or reduction of Rent by reason of, no eviction of Tenant shall result from and, further, Tenant shall not be relieved from the performance of any covenant or agreement in this Lease because of, Landlord's failure to furnish any of the foregoing when the failure is caused by accident, breakage, or repairs, strikes, lockouts or other labor disturbance or labor dispute of any character, governmental regulation, moratorium or other governmental action, inability despite the exercise of reasonable diligence to obtain electricity, water or fuel, or by any other cause beyond Landlord's reasonable control. In the event of any failure, stoppage or interruption thereof, Landlord shall diligently attempt to resume service.

30. Tenant Placement.

    [intentionally deleted]

31. Acceptance.

    Delivery of this Lease, duly executed by Tenant, constitutes an offer to lease the Premises as set forth herein, and under no circumstances shall such delivery be deemed to create an option or reservation to lease the Premises for the benefit of Tenant. This Lease shall become effective and binding only upon execution hereof by Landlord and delivery of a signed copy to Tenant. Upon acceptance of Tenant's offer to lease under the terms hereof and receipt by Landlord of the Rent for the first month of the Term and the Security Deposit in connection with Tenant's submission of the offer, Landlord shall be entitled to retain the sums and apply them to damages, costs and expenses incurred by Landlord if Tenant fails to occupy the Premises. If Landlord rejects the offer, the sums shall be returned to Tenant.

32. Use of Building Name.

    Tenant shall not employ the name of the Building in the name or title of its business or occupation without Landlord's prior written consent, which consent Landlord may withhold in its sole discretion. Landlord reserves the right to change the name of the Building without Tenant's consent and without any liability to Landlord.

33. Recording.

    Neither Landlord nor Tenant shall record this Lease, nor a short form memorandum of this Lease, without the prior written consent of the other.

34. Quitclaim.

    Upon any termination or expiration of this Lease pursuant to its terms, Tenant, at Landlord's request, shall execute, have acknowledged and deliver to Landlord a quitclaim deed of all Tenant's interest in the Premises, Building and Property created by this Lease.

35. Notices.

    Any notice or demand required or desired to be given under this Lease shall be in writing and shall be given by hand delivery, electronic mail (e.g., telecopy) or the United States mail. Notices which are sent by electronic mail shall be deemed to have been given upon receipt. Notices which are mailed shall be deemed to have been given when seventy-two (72) hours have elapsed after the notice was deposited in the United States mail, registered or certified, the postage prepaid, addressed to the party to be served. As of the date of execution of this Lease, the addresses of Landlord and Tenant are as specified in the Basic Lease Information. Either party may change its address by giving notice of the change in accordance with this Section.

36. Landlord's Exculpation.

    In the event of default, breach or violation by Landlord (which term includes Landlord's partners, co-venturers and co-tenants, and officers, directors, employees, agents and representatives of Landlord and Landlord's partners, co-venturers and co-tenants) of any of Landlord's obligations under this Lease, Landlord's liability to Tenant shall be limited to its ownership interest in the Building and Property or the proceeds of a public sale of the ownership interest pursuant to the foreclosure of a judgment against Landlord. Landlord shall not be personally liable, or liable in any event, for any deficiency beyond its ownership interest in the Building and Property.

37. General

    a. Captions. The captions and headings used in this Lease are for the purpose of convenience only and shall not be construed to limit or extend the meaning of any part of this Lease.

    b. Time. Time is of the essence for the performance of each term, condition and covenant of this Lease.

    c. Severability. If any provision of this Lease is held to be invalid, illegal or unenforceable, the invalidity, illegality, or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if the invalid, illegal or unenforceable provision had not been contained herein.

    d. Choice of Law; Construction. This Lease shall be construed and enforced in accordance with the laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

    e. Gender; Singular, Plural. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural.

    f. Binding Effect. The covenants and agreements contained in this Lease shall be binding on the parties hereto and on their respective successors and assigns (to the extent this Lease is assignable).

    g. Waiver. The waiver of Landlord of any breach of any term, condition or covenant of this Lease shall not be deemed to be a waiver of the provision or any subsequent breach of the same or any other term, condition or covenant of this Lease. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach at the time of acceptance of the payment. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord unless the waiver is in writing signed by Landlord.

    h. Entire Agreement. This Lease is the entire agreement between the parties, and there are no agreements or representations between the parties except as expressed herein. Except as otherwise provided herein, no subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.

    i. Counterparts. This Lease may be executed in counterparts, each of which shall be an original, but all counterparts shall constitute one (1) instrument.

    j. Exhibits. The Basic Lease Information and all exhibits attached hereto are hereby incorporated herein and made an integral part hereof.

    k. Addendum. The Addendum, if any, attached hereto is hereby incorporated herein and made an integral part hereof.

IN WITNESS WHEREOF, the parties have executed this Lease on the dates set forth below, effective as of the date first above written.

                                   LANDLORD:

Date Executed: 10-26-04                By  [illegible]
                                           -------------------------------------

                                       Its Authorized Representative

                                    TENANT:

Date Executed: 10-26-04                By /s/ MICHAEL J. CUSHMAN      PRES/CEO
                                          --------------------------------------
                                          M.J. Cushman

                              Print Name
                                          --------------------------------------
                                       Its  President / CEO
                                           -------------------------------------

                                [GRAPHIC OMITTED]

                            100 B Street, Santa Rosa

                                  100 B Street
                                 Santa Rosa, CA

                                    Exhibit B
                                    ---------

                               [GRAPHIC OMITTED]

                                   EXHIBIT C
                       LEASE COMMENCEMENT DATE MEMORANDUM

THIS CONFIRMATION, made and agreed upon this 26st day of October and between North Valley Bank, hereinafter referred to as "Tenant" and Sonja Valentina LLC. hereinafter referred to as "Landlord".

                                  WITNESSETH:

The Landlord and Tenant entered into a certain lease dated October 19, 2004, ("Lease") covering certain Premises located at 100 B Street, Suite 110, Santa Rosa, CA., as more particularly described in said Lease.

NOW THEREFORE, in consideration of the foregoing, the parties hereto hereby mutually agree as follows:

(1) For the purpose of confirming the establishment of the commencement date, as required by the said Lease, Landlord and Tenant hereby agree that:

         (a) The date of fully executed Lease Agreement, is hereby established as the "Commencement Date" referred to in said Lease; and

         (b) The date of February 28, 2010, is hereby established as the "Expiration Date" of the term of said Lease.

(2)      The parties hereby confirm the following:

         (a) That the Lease is in full force and effect and has not been modified, altered or amended.

         (b) Tenant will commence payment of rent in accordance with the provisions of the Lease on March 1, 2005.

(3) This Confirmation, and each and all of the provisions hereof, shall inure to the benefit, or bind, as the case may require the parties hereto and their respective heirs, successors and assigns.

IN WITNESS WHEREOF, the parties hereto have executed this instrument the day and year first above written


TENANT: NORTH VALLEY BANK

By:  /s/ MICHAEL J. CUSHMAN  M.J. Cushman
     ------------------------------------
It's:  President / CEO
     ------------------------------------
Date:
     ------------------------------------

LANDLORD: SONJA VALENTINA LLC.

By: [illegible]
     ------------------------------------
It's:
     ------------------------------------
Date:
     ------------------------------------

                       STANDARD LEASE CONDITIONS ADDENDUM

                 To Lease dated October 19, 2004 by and between
            Lessor Sonja Valentina LLC. and Lessee North Valley Bank

A.       Tenant Improvement Scope:
--       -------------------------

         Lessor to provide $10.00 per usable square foot towards renovations of the interior of the lease space. Said amount shall be paid as rent credit in equal amounts over the first six (6) months of the initial lease term.

         Lessor and Lessee to approve plans and specifications covering the layout of the premises and the scope of responsibility of the Tenant Improvements between Lessor and Lessee as stipulated in lease, in the Exhibit B of lease or Work Letter. Said approval shall be forthcoming within ten (10) days of acceptance hereof.

         If Lessee installs any portion of the Tenant Improvements, he shall have the same responsibility as indicated above for Lessor and additionally Lessee shall remove all mechanic's liens, to satisfy all claims and meet all contract requirements with suppliers, contractors and employees arising out of said installation of improvements. Lessee to have workman compensation and liability insurance with a minimum $500,000 per occurrence for said installation and to name Lessor additional insured. Lessee shall indemnify and hold harmless Lessor for all claims of employees, invitees, materialmen, supplier arising out of said installation.

B.       Financial Information:
--       ----------------------

         Lessor has reviewed and approves financial statements and credit reports regarding Lessee.

         Lessor may deliver such financial information in Lessor's possession to lending institutions, mortgage brokers, investors in the Industrial Center or prospective purchasers.

         Keegan & Coppin Company, Inc. is authorized to release deposits and first month's rent on account to Lessor upon receipt of fully executed lease.

C.       Permits:
--       --------

         Lessee will obtain a use permit and a wastewater discharge permit if required from the appropriate municipality within thirty (30) days of acceptance hereof. Lessee shall use due diligence in pursuing such permits and pay all costs associated with them. Lessee shall have the responsibility to maintain any use permits and to comply with all terms and conditions of said use permits during the term of this Lease. If Lessee's application for a use permit is denied, Lessor or Lessee may declare this lease void, in which event all deposits and prepaid rent shall be returned to Lessee.

D.       Parking:
--       --------

         Landlord shall provide 12 reserved parking spaces in the First Street garage at Tenants expense.

E.       Hazardous Waste:
--       ----------------

         "If Lessee uses, stores, or becomes aware of any hazardous waste or substances as listed by Proposition 65, he will advise Lessor within three (3) days of such existence and either obtain approval from Lessor and the appropriate governing agencies within thirty (30) days from notice or remove and clean up said hazardous waste to standards required by the Lessor and the appropriate governing agencies within sixty (60) days from notice."

         "If Lessee, his invitees, employees, agents or associates cause or allow a spill, or contamination of the premises, common area, soil or surrounding area, then it will be the responsibility of Lessee to clean up said hazard to the degree required and within the time frame set by any public entity which has jurisdiction and particularly in response to the Super Fund Act and Proposition 65."

         Lessor is responsible for any hazardous waste violations, occurrences or clean-up required prior to lease commencement or caused by Lessor or other tenants during the lease term without reimbursement from Lessee.

F.       Area Measurement:
--       -----------------

         Lessee has reviewed and approves the system of measurement, the usable and rentable square footage of the subject premises.

G.       Associations and Expenses:
--       --------------------------

         Lessee has reviewed and approves CC&R's, any common area association dues and budget, rules, and use conditions pertaining thereto.

         Lessee has reviewed and approves the scope and delineation of Lessee's and Lessor's responsibilities for lease expenses, including common area expenses, repairs and maintenance, taxes, insurance, capitol replacements, base year expenses, or other assessments, including past experienced costs or future estimates under the subject lease within ten (10) days or receipt from Lessor a summary of such responsibility. Lessor to provide such information within five (5) days of mutual signing of this Lease.

20. Tenant shall not cut or bore holes for wires in the partitions, woodwork or plaster of the Premises. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Landlord shall approve in writing the method of attachment of any objects affixed to walls, ceilings or doors in the Premises. Tenant shall repair, or be responsible for the cost of repair of, any damage resulting from noncompliance with this rule.

21. Tenant shall not install, maintain or operate upon the Premises any vending machine without the prior written consent of Landlord.

22. Canvassing, soliciting and distributing handbills or any other written material and peddling in the Building are prohibited, and each tenant shall cooperate to prevent these activities.

23. Landlord reserves the right to exclude or expel from the Building any person who, in the Landlord's judgment, is intoxicated or under the influence of liquor or drugs, or who is in violation of any of the Rules and Regulations of the Building.

24. Tenant shall store all its trash and garbage within its Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal within the Building. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

25. Use by Tenant of Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages and microwaving food shall be permitted, provided that the equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

26. Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant, except as Tenant's address, without the written consent of Landlord.

27. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency. Tenant shall be responsible for any increased insurance premiums attributable to Tenant's use of the Premises, Building or Property.

28. Tenant assumes any and all responsibility for protecting its Premises from theft and robbery, which responsibility includes keeping doors locked and other means of entry to the Premises closed.

29. Tenant shall not use the Premises, or suffer or permit anything to be done on, in or about the Premises, which may result in an increase to Landlord in the cost of insurance maintained by Landlord on the building and Common Areas.

30. Tenant's requests for assistance will be attended to only upon appropriate application to the office of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

31. Tenant shall not park its vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Building or other reserved parking spaces. Tenant shall not leave vehicles in the Building parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four-wheeled trucks. Tenant shall not leave vehicles in the Building parking areas overnight. Tenant, its agents, employees and invitees shall not park any one (1) vehicle in more than one (1) parking space.

32. The scheduling and manner of all Tenant move-ins and move-outs shall be subject to the discretion and approval of Landlord, and move-ins and move-outs shall take place only after 6:00 p.m. on weekdays, on weekends, or at other times as Landlord may designate. Landlord shall have the right to approve or disapprove the movers or moving company employed by Tenant, and Tenant shall cause the movers to use only the entry doors and elevators designated by the Landlord. If Tenant's movers damage the elevator or any other part of the Property, Tenant shall pay to Landlord the amount required to repair the damage.

33. No cooking shall be permitted on the Premises, except with a microwave oven, nor shall the Premises be used for the storage of merchandise, for washing clothes, for lodging or for any improper, objectionable or immoral purpose.

34. Landlord shall have the right to control and operate the public portions of the Building, and the public facilities, heating and air conditioning, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

35. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no waiver by Landlord shall be construed as a waiver of the Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing the Rules and Regulations against any or all of the tenants of the Building.

36. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the building.

37. Landlord reserves the right to make other reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservations of good order therein. Tenant agrees to abide by all Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

38. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.

                       STANDARD LEASE DISCLOSURE ADDENDUM

Notice to Owners, Buyers and Tenants Regarding Hazardous Wastes or Substances
-----------------------------------------------------------------------------
and Underground Storage Tanks
-----------------------------

Comprehensive federal and state laws and regulations have been enacted in the last few years in an effort to develop controls over the use, storage, handling, cleanup, removal and disposal of hazardous wastes or substances. Some of these laws and regulations, such as, for example, the so-called "Super Fund Act", provide for broad liability schemes wherein an owner, tenant or other user of the property may be liable for cleanup costs and damages regardless of fault. Other laws and regulations set standards for the handling of asbestos or establish requirements for the use, modification, abandonment, or closing of underground storage tanks.

It is not practical or possible to list all such laws and regulations in this Notice. Therefore, lessors and lessees are urged to consult legal counsel to determine their respective rights and liabilities with respect to the issues described in this Notice as well as other aspects of the proposed transaction. If various materials that have been or may be in the future determined to be toxic, hazardous or undesirable, or are going to be used, stored, handled or disposed of on the property, or if the property has or may have underground storage tanks for storage of such hazardous materials, or that such materials may be in the equipment, improvements or soil, it is essential that legal and technical advice be obtained to determine, among other things, what permits and approvals have been or may be required, if any, the estimated costs and expenses associated with the use, storage, handling, cleanup, removal or disposal of the hazardous wastes or substances and what contractual provisions and protection are necessary or desirable. It may also be important to obtain expert assistance for site investigations and building inspections. The past uses of the property may provide valuable information as to the likelihood of hazardous wastes or substances, or underground storage tanks being on the property.

The term "hazardous wastes or substances" is used in this Notice in its very broadest sense and includes, but is not limited to, all those listed under Proposition 65, petroleum base products, paints and solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonium compounds, asbestos, PCBs and other chemical products. Hazardous wastes or substances and underground storage tanks may be present on all types of real property. This Notice is, therefore, meant to apply to any transaction involving any type of real property, whether improved or unimproved.

Although Keegan & Coppin Co., Inc. or its salespeople, will disclose any knowledge it actually possesses with respect to the existence of hazardous wastes or substances, or underground storage tanks on the property, Keegan & Coppin Co., Inc. has not made investigations or obtained reports regarding the subject matter of this Notice, except as may be described in a separate written document, studies or investigation by experts. Therefore, unless there are additional documents or studies attached to this notice, lease or contract, this will serve as notification that Keegan & Coppin Co., Inc. or its salespeople make no representation regarding the existence or non-existence of hazardous wastes or substances, or underground storage tanks on the property. You should contact a professional, such as a civil engineer, geologist, industrial hygienist or other persons with experience in these matters to advise you concerning the property.

Americans with Disabilities Act (ADA) On July 26, 1991, President Bush signed the federal legislation known as the Americans with Disabilities Act (ADA) into law. The purpose of the ADA is to integrate persons with disabilities into the economic and social mainstream of American life. Title III of the ADA applies to Lessors and Lessees of "places of public accommodation" and "commercial facilities", and requires that places of public accommodation undertake "readily achievable" removal of communication and access barriers to the disabled. This requirement of Title III of the ADA is effective January 26, 1992.

It is important that building owners identify and undertake "readily achievable" removal of any such barriers in the common areas, sidewalks, parking lots and other areas of the building under their control.

The lessor and lessee are responsible for compliance with ADA relating to removal of barriers within the workplace i.e., arrangement of interior furnishings and access within the premises, and any improvements installed by lessor and lessee.

Keegan & Coppin Company, Inc. recommends that both parties seek expert advice regarding the implications of the Act as it affects this agreement.

Natural Hazards Disclosure Act:
-------------------------------
"The property which is the subject of this contract may be situated in a Special Study Zone as designated under the Natural Hazards Disclosure Act, inclusive, of the California Public Resources Code; and, as such, the construction or development on this property of any structure for human occupancy may be subject to the findings of a geologic report prepared by a geologist registered in the State of California, unless such report is waived by the City or County under the terms of that act. No representations on the subject are made by the lessor or agent, and the lessee should make his own inquiry or investigation".

Flood Hazard Area Disclosure:
-----------------------------
The subject property may be situated in a "Special Flood Hazard Area" as set forth on a Federal Emergency Management Agency (FEMA) "Flood Insurance Rate Map"
(FIRM) or "Flood Hazard Boundary Map" (FHBM). The law provides that, as a condition of obtaining financing on most structures located in a "Special Floods Hazard Area", lender requires flood insurance where the property or its attachments are security for a loan. Lessee should consult with experts concerning the possible risk of flooding.

Toxic Mold Disclosure (Pursuant to the Toxic Mold Protection Act of 2001)
-------------------------------------------------------------------------
The Toxic Mold Protection Act of 2001 requires any person who sells, transfers or rents residential, commercial or industrial property to disclose if they have ACTUAL KNOWLEDGE of a mold condition on the property. The law also requires the California Department of Health Services to identify tolerable exposure limits and develop guidelines for toxic mold identification and remediation. Property owners will be required to provide a more detailed disclosure on toxic mold once the Department of Health Services develops and adopts standards for identifying, measuring and remediating toxic mold.

The Toxic Mold Protection Act of 2001 does NOT require that a property owner have their property tested for toxic mold. It also does NOT require that an agent investigate a property for toxic mold. Property owners only need to disclose any ACTUAL KNOWLEDGE of a mold condition on their property until the above mentioned guidelines are developed and approved. This disclosure can be made on the Real Estate Transfer Disclosure Statement (TDS 11) Form. A chapter-discussing Mold has also been added to the Environmental Hazards: A Guide for Homeowners, Buyers, Landlords and Tenants booklet that must be provided to a buyer or tenant in the transaction. The chapter contains descriptions of mold, symptoms of mold exposure, and information on testing and cleanup procedures. The chapter also lists other publications available that discuss mold and indoor air quality. For local assistance, contact your county or city Department of Health, Housing, or Environmental Health.

Explanation of Mold Conditions on Property: (to be completed by Transfer or if they have ACTUAL KNOWLEDGE of a mold condition on the property.)

Acknowledgment:

         Lessee: /s/ MICHAEL J. CUSHMAN  PRES/CEO          Date: 10-26-04
                 -----------------------------------            ----------

         Lessor: [illegible]                               Date  10/20/04
                 -----------------------------------            ----------

          LEASING DISCLOSURE REGARDING REAL ESTATE AGENCY RELATIONSHIP

When you enter into a discussion with a real estate agent regarding a real estate transaction, you should from the outset understand what type of agency relationship or representation you wish to have with the agent in the transaction. With each specific transaction, you should read the Agency Disclosure and consider how you are being represented.

                                LANDLORD'S AGENT

A Landlord's agent under a listing agreement with the Landlord acts as the agent for the Landlord. A Landlord's agent or a subagent of that agent has the following affirmative obligations:

To the Landlord:             A fiduciary duty of utmost care, integrity, honesty
                             and loyalty in dealings with the Landlord.
To Tenant and Landlord:      (a) Diligent exercise of reasonable skill and care
                             in performance of the agent's duties.
                             (b) A duty of honest and fair dealing and good faith.
                             (c) A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the parties.

An agent is not obligated to reveal to either party any confidential information obtained from the other party which does not involve the affirmative duties set forth above.

                                 TENANT'S AGENT

A Tenant's agent can, with a Tenant's consent, agree to act as agent for the Tenant only. In these situations, the agent is not the Landlord's agent, even if by agreement the agent may receive compensation for services rendered, either in full or in part from the Landlord. An agent acting only for a Tenant has the following affirmative obligations:

To the Tenant:               A fiduciary duty of utmost care, integrity, honesty
                             and loyalty in dealings with the Tenant.

To Tenant and Landlord:      (a) Diligent exercise of reasonable skill and
                             care in performance of the agent's duties.
                             (b) A duty of honest and fair dealing and good faith.
                             (c) A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the parties.

An agent is not obligated to reveal to either party any confidential information obtained from the other party which does not involve the affirmative duties set forth above.

                  AGENT REPRESENTING BOTH LANDLORD AND TENANT

A real estate agent, either acting directly or through one or more associate licensees, can legally be the agent of both the Landlord and the Tenant in a transaction, but only with the knowledge and consent of both the Landlord and the Tenant.

In a dual agency situation, the agent has the following affirmative obligations to both the Landlord and the Tenant:
(a) A fiduciary duty of utmost care, integrity, honest and loyalty in the dealings with either Landlord or Tenant.
(b) Other duties to the Landlord and the Tenant as stated above in their respective sections.

In representing both Landlord and Tenant, the agent may not, without the express permission of the respective party, disclose to the other party that the Landlord will accept a rent less than the listed rent or that the Tenant will pay a rent greater than the rent offered.

The above duties of the agent in a real estate transaction do not relieve a Landlord or Tenant from the responsibility to protect their own interests. You should carefully read all agreements to assure that they adequately express your understanding of the transaction. A real estate agent is a person qualified to advise about real estate. If legal or tax advice is desired, consult a competent professional.

--------------------------------------------------------------------------------
We acknowledge receipt of a copy of this disclosure and authorize the type of agency:

Orion Partners, Ltd. is the agent of:

 X    Tenant exclusively; or
---
      Both the Tenant and Landlord
---

Tenant  /s/ MICHAEL J. CUSHMAN  PRES/CEO           Date   10-26-04
        ----------------------------------               -----------
Tenant                                             Date
        ----------------------------------               -----------
Agent for Tenant /s/ CONNIE BRADLEY
                 -------------------------


Keegin & Coppin Co., Inc. is the agent of:

 X    The Landlord exclusively; or
---
      Both the Tenant and Landlord
---

Landlord  [illegible]                              Date
         ---------------------------------               -----------
Landlord                                           Date
         ---------------------------------               -----------
Agent for Landlord
                   -----------------------

                                   EXHIBIT D
                              RULES AND REGULATIONS

1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant's expense, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be painted, affixed or inscribed at the expense of Tenant by a person chosen by Landlord.

2. The directory of the Building will be provided exclusively for the display of the name and location of tenants, and Landlord reserves the right to exclude any other names therefrom. Tenant shall pay Landlord's standard charge for any changes by Tenant.

3. Except as consented to in writing by Landlord or in accordance with Building standard improvements, no draperies, curtains, shades, screens or other devices shall be hung at or used in connection with any window or exterior door or doors on the Premises. No awning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

4. Tenant shall not obstruct any sidewalks, halls, lobbies, passages, exits, entrances, elevators or stairways of the Building. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building or make any roof or terrace penetrations. Tenant shall not allow anything to be placed on the outside terraces or balconies without the prior written consent of Landlord.

5. No Tenant shall invite to the Premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of the Common Areas of the Building by other tenants.

6. All cleaning and janitorial services for the Building shall be provided exclusively through Landlord, and, except with the written consent of Landlord, no person or persons other than those approved by the Landlord shall be employed by Tenant or permitted to enter the Building for the purpose of cleaning. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible for any loss of property on the Premises, however occurring, or for any damage to any Tenant's property by the janitor or any other employee or person.

7. Landlord will furnish Tenant, free of charge, one (1) key to Tenant's suite entrance for each two hundred fifty (250) rentable square feet of the Premises. Landlord may make a reasonable charge for any additional keys and for having any locks changed. Tenant shall not make or have made additional keys without Landlord's prior written consent, and Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises without Landlord's prior written consent. Tenant shall deliver to Landlord, upon the termination of its tenancy, the keys to all locks for doors on the Premises. If Tenant loses any keys furnished by Landlord, Tenant shall pay Landlord the cost of rekeying the Premises.

8. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions for their installation.

9. The elevators shall be available for use by all tenants in the Building, subject to reasonable scheduling as Landlord in its discretion shall deem appropriate. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except between the hours, in the manner and in the elevators as may be designated by the Landlord.

10. Tenant shall not place a load upon any floor of the Premises which exceeds the maximum load per square foot which the floor was designed to carry and which is allowed by law. Tenant's business machines and mechanical equipment which cause noise or vibration which may be transmitted to the structure of the Building or to any space therein, and which is objectionable to Landlord or to any tenants in the Building shall be placed and maintained by the Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration.

11. Tenant shall not use or keep in the Premises any toxic or hazardous materials or any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations. No animal, except seeing eye dogs when in the company of their masters, may be brought into or kept in the Building.

12. Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord, unless Tenant receives the prior written consent of Landlord.

13. Tenant shall cooperate fully with Landlord to assure the most effective operation of the Building's heating and air-conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice. Tenant shall refrain from attempting to adjust controls other than room thermostats installed for Tenant's use.

14. All entrance doors to the Premises shall be left locked when the Premises are not in use, and all doors opening to public corridors shall be kept closed except for normal ingress and egress to and from the Premises.

15. Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

16. Landlord reserves the right to exclude any person from the Building after normal business hours, unless that person is known to the person or employee in charge of the Building or is properly identified. Tenant shall be responsible for all employees, clients or visitors and shall be liable to Landlord for all acts of those persons. Landlord shall not be liable for damages for any error in admitting or excluding any person from the Building. Landlord reserves the right to prevent access to the Building by closing the doors or by other appropriate action in case of invasion, mob, riot, public excitement or other commotion.

17. Tenant shall close and lock the door of its Premises, shut off all water faucets or other water apparatus and turn off all lights and other equipment which is not required to be continuously run.

18. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be placed therein. The expense of any breakage, stoppage or damage resulting from any violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

19. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

H. Lessee has reviewed and approves the physical condition of all systems the -- Lessee is responsible for maintaining or replacements under the Lease and as stipulated in the above scope of responsibilities including HVAC, electrical equipment, lighting, road surfaces, landscaping, sprinkler or other mechanical or electrical systems within fifteen (15) days of acceptance hereof.

I.  Signage:
--  -------

    Landlord authorizes Tenant to install building sign on the Northwest corner of the subject building. All signs shall be in compliance with all city regulations and building motif. Signs and installed at Tenants cost

Agreed by:    Lessee: /s/ MICHAEL J. CUSHMAN                    Date: 10-26-04
                      -----------------------------------            ----------

Agreed by:    Lessor:                                           Date:
                      -----------------------------------            ----------